Exhibit 99.1

FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Present at the 5th Annual B. Riley FBR Consumer & Media Conference on October 3rd

BOCA RATON, FL, September 24, 2019 /PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the clinically proven, globally marketed performance CELSIUS® drinks, today announced that John Fieldly, CEO and Edwin Negron, CFO will be presenting at the upcoming 5th Annual B. Riley FBR Consumer & Media Conference on October 3rd at the Sofitel, New York, NY:

•	The Company’s group presentation will take place on Thursday, October 3rd at 3:00PM ET
•	The group presentation will be available for webcast at:
http://www.wsw.com/webcast/brileyfbr4/celh/

For more information regarding these conferences, please contact Cameron Donahue at Cameron@haydenir.com.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has five beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The five lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® On-the-Go, CELSIUS® BCAA’s and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, GNC, Vitamin Shoppe, 7-Eleven, Dick’s Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw’s and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, visit CELSIUS® at www.celsius.com or Celsius Holdings, Inc., at www.celsiusholdingsinc.com.

Interested in carrying CELSIUS® as a distributor or in your retail cooler? Contact SALES@CELSIUS.COM

Investor Relations:
Cameron Donahue
(651) 653-1854
cameron@haydenir.com